Exhibit 15

August 18, 2004

Stockholders and Board of Directors

Phillips-Van Heusen Corporation

We are aware of the incorporation by reference in

(i) Post-Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii) Registration Statement (Form S-8, No. 33-50841) and Registration Statement (Form S-8, No. 33-59602), each of which relate to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii) Registration Statement (Form S-8, No. 33-59101), which relates to the Voluntary Investment Plan of Phillips-Van Heusen Corporation (Crystal Brands Division),

(iv) Post-Effective Amendment No. 4 to Registration Statement (Form S-8, No. 2-72959), Post Effective Amendment No. 6 to Registration Statement (Form S-8, No. 2-64564), and Post Effective Amendment No. 13 to Registration Statement (Form S-8, No. 2-47910), each of which relate to the 1973 Employee's Stock Option Plan of Phillips-Van Heusen Corporation,

(v) Registration Statement (Form S-8, No. 33-38698), Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 33-24057) and Registration Statement (Form S-8, No. 33-60793), each of which relate to the Phillips-Van Heusen Corporation 1987 Stock Option Plan,

(vi) Registration Statement (Form S-8, No. 333-29765), which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(vii) Registration Statement (Form S-4, No. 333-57203), which relates to the 9.5% Senior Subordinated Notes due 2008,

(viii) Registration Statement (Form S-8, No. 333-41068), which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(ix) Registration Statement (Form S-3, No. 333-105218), which relates to the issuance of stock of Phillips-Van Heusen to the selling stockholders of Calvin Klein, Inc. and certain related companies,

(x) Registration Statement (Form S-4, No. 333-108329), which relates to the 8 1/8% Senior Unsecured Notes due 2013,

(xi) Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan and

(xii) Registration Statement (Form S-4, No. 333-116552), which relates to the 7 1/4% Senior Unsecured Notes due 2011 of our reports dated August 18, 2004 and May 19, 2004, relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the thirteen week periods ended August 1, 2004 and May 2, 2004.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements or post-effective amendments prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.
ERNST & YOUNG LLP

New York, New York